EXHIBIT 99.1

DATE: TO: FROM: CONTACT:	January 30, 2006 All Media Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280 Michael B. Berry Investor Relations Phone: (317) 574-5221
Proposed New Capital Positions
Standard Management for Growth
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ: SMAN, SMANP) an Indianapolis-based provider of pharmaceuticals to the long-term care and infusion therapy market, today announced its intention to raise approximately $40 million in new capital. The funding, to be arranged by CRT Capital Group LLC (“CRT”) of Stamford, Connecticut, would allow the Company to continue and accelerate current and future acquisitions, as well as provide additional working capital.
CRT is an independently-owned investment bank and securities trading firm providing creative, idea-driven advice, solutions and execution primarily to clients in the middle-market. CRT’s investment banking expertise covers a broad range of industries with special attention to the health care industry. Ronald D. Hunter, Chairman, President and Chief Executive Officer, stated, “This engagement allows management to leverage the health care expertise of CRT both now and in the future.”
“We are pleased by the vote of confidence represented by this proposed infusion of capital,” said Chairman Hunter. “This is another milestone in Standard Management’s transition into a national provider of pharmaceutical products and services. The additional capital will allow us to move closer to our goal of becoming a market leader with revenues in excess of approximately $200 million by the end of 2006.”
The planned financings may include, but not be limited to, a combination of privately placed common stock, senior debt and subordinated debt. The amounts may vary depending upon the structure of each financing instrument.
Standard Management continues to focus on providing pharmaceuticals to long-term care facilities through its regional pharmacies, offering custom packaging for long-term care facilities in addition to creating solutions for specialized health care facilities.
Current regional pharmacies are located in Seattle, Washington; Nashville, Tennessee; New Castle, Indiana; and Indianapolis, Indiana. According to Mr. Hunter, “Our regional acquisition strategy is what distinguishes us in the marketplace. Our organizational development and expertise of our executive teams defines our unique position in the health care industry.”

Consummation of the capital transactions, which is expected in the first quarter of 2006, is subject to a number of customary conditions, including approval of the proposed issuance of shares of common stock by the Company’s shareholders at a special meeting to be called for such purpose. Shareholder approval of the proposed issuance of shares is required by NASDAQ rules.
NOTE: In connection with the proposed transaction, Standard Management has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement because it contains important information. Investors will be able to obtain free copies of the proxy statement, as well as other filings containing information about Standard Management, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Standard Management by directing a request to Standard Management Corporation, Investor Relations, 10689 North Pennsylvania, Indianapolis, Indiana 46280.
Standard Management and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Standard Management’s shareholders in respect of the special meeting. Information regarding Standard Management’s directors and executive officers is available in Standard Management’s proxy statement for its 2005 annual meeting of shareholders, dated August 17, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
This press release contains “forward-looking statements” within the meaning of section 27 A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the ability to enter into agreements for and close the proposed transactions, the performance and growth of our health services business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain the proposed capital raise and additional capital when needed and on favorable terms; our ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.
We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Standard Management is a holding company headquartered in Indianapolis, IN. Information about the Company can be obtained by calling the Investor Relations Department at (317) 574-5221 or via the Internet at www.SMAN.com.